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                                                                    EXHIBIT 16.1



Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


April 15, 2002

Dear Sir/Madam:

We have read paragraphs 1 through 4 of Item 4 included in the Form 8-K dated April 15, 2002 of Smith International, Inc. filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,


/s/ Arthur Andersen LLP




















cc: Ms. Margaret K. Dorman, Chief Financial Officer
    Smith International, Inc.